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                                                                  EXHIBIT 10.31

                           KEYCORP EXCESS 401(k) PLAN


 The Society Corporation Supplemental Stock Purchase and Savings Plan ("Plan"), originally established effective April 15, 1987, and thereafter amended and restated in its entirety effective January 1, 1989, and December 30, 1992, is hereby amended and restated in its entirety as the KeyCorp Excess 401(k) Plan ("Plan"). The Plan as amended and restated, is intended to provide Participants with a benefit equal to the Employer Contributions that cannot be paid under the KeyCorp 401(k) Savings Plan due to the contribution and compensation limits imposed by Sections 402(g) and 401(a)(17) of the Internal Revenue Code of 1986, as amended from time to time.


                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

1.1 MEANING OF DEFINITIONS. For the purposes hereof, the following words and phrases shall have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

        (a) "401(k) PLAN" shall mean the KeyCorp 401 (k) Savings Plan, with all amendments, modifications, supplements thereto and hereafter made.

        (b) "BENEFICIARY" shall mean the person or entity (including a trust or the estate of the Participant) designated pursuant to and in accordance with the 401(k) Plan.

        (c) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

        (d) "CORPORATE CONTRIBUTIONS" shall mean (i) those Matching Employer Contributions and Profit Sharing Contributions an Employee would have received for the applicable Plan Year as a Participant in the 401(k) Plan, were it not for the contribution limitations imposed by Section 402(g) of the Code, or the compensation limits imposed by Section 401(a)(17) of the Code, and (ii) those Matching Incentive Contributions and Incentive Profit Sharing Contributions that the Corporation has agreed to contribute to the Plan based on a percentage of a Participant's incentive compensation deferred under an Incentive Plan. All Corporate Contributions shall be subject to the vesting requirements of the 401(k) Plan.

        (e) "CORPORATION" shall mean KeyCorp, an Ohio Corporation, its corporate successors, and any corporation or corporations into or with which it may be merged or consolidated.



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        (f) "EMPLOYEE" shall mean any person who is employed by the Corporation and who meets the definitional requirements of "Employee" as contained in the 401(k) Plan.

        (g) "EMPLOYER" shall mean the Corporation and any of its subsidiaries unless specifically excluded as an Employer for Plan purposes by written action of the Corporation's Executive Vice President, Human Resources and approved by the Corporation. An Employer's participation shall be subject to any conditions or requirements made by the Corporation, and each Employer shall be deemed to appoint the Plan Administrator as its exclusive agent under the Plan as long as it continues as a subsidiary.

        (h) "INCENTIVE PLAN" shall mean the KeyCorp Short Term Incentive Compensation Plan, the KeyCorp Long Term Cash Incentive Compensation Plan, and the KeyCorp Management Incentive Compensation Plan, as such Plans may be from time to time amended, and including any replacement plan for such Plans.

        (i) "MATCHING EMPLOYER CONTRIBUTIONS" shall mean the amount which an Employer would be obligated to contribute to the 401(k) Plan but for the dollar limitation imposed by Section 402(g) of the Code, and the compensation limits imposed by Section 401(a)(17) of the Code, subject to all vesting requirements of the 40l(k) Plan.

        (j) "MATCHING INCENTIVE CONTRIBUTIONS" shall mean those contributions that the Corporation has agreed to contribute to the Plan, which shall match up to the first six percent of incentive compensation, awarded to the Participant under an Incentive Plan during the applicable Plan Year, for which the Participant elected in writing to defer its receipt in accordance with the provisions of the Incentive Plan.

        (k) "PARTICIPANT" shall mean an Employee who meets the eligibility requirements set forth in Section 2.1 and becomes a Plan Participant pursuant to Section 2.2.

        (l) "PLAN" shall mean the KeyCorp Excess 401(k) Plan, effective January 1, 1995, with all amendments, modifications, and supplements hereafter made.

        (m) "PLAN ACCOUNT" shall mean a ledger bookkeeping account established by the Corporation for each Plan Participant, which shall reflect all Corporate Contributions credited by the Corporation to each Participant, and all dividends and other earnings, if any, which would be attributable thereto, if such credited Plan Account balance had been invested in the Corporation Stock Fund of the 401(k) Plan. Neither the maintenance of, nor the crediting of amounts to such Plan Account shall be treated as (i) the allocation of any Corporation assets to, or a segregation of any Corporation assets in any such Plan Account, or (ii) as otherwise creating a right in any person or Participant to receive specific assets of the Corporation. Benefits under the Plan shall be paid from the general assets of the Corporation, at such time and in such manner as determined by the Corporation in its sole and absolute discretion.





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        (n) "PROFIT SHARING CONTRIBUTIONS" shall mean those discretionary contributions which an Employer may contribute to the 401(k) Plan pursuant to
Article VI of the 401(k) Plan.

        (o) "INCENTIVE PROFIT SHARING CONTRIBUTIONS" shall mean those discretionary contributions which an Employer may contribute to the Plan which shall be based on a percent of the Participant's incentive compensation deferred under an Incentive Plan during the applicable Plan Year.

        (p) "RETIREMENT" shall mean the termination of employment of a Participant under circumstances making him eligible to receive a benefit under the KeyCorp Cash Balance Pension Plan as the same shall be in effect on the date of a Participant's Retirement.

        (q) "UNFORSEEABLE EMERGENCY" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the individual if such withdrawal were not permitted.

1.2 PRONOUNS: The masculine pronoun wherever used herein includes the feminine in any case so requiring, and the singular may include the plural.

1.3 ADDITIONAL REFERENCE: All other words and phrases used herein shall have the meaning given them in the 401(k) Plan, unless a different meaning is clearly required by the context.


                                   ARTICLE II

                             EMPLOYEE PARTICIPATION

2.1 EMPLOYEE ELIGIBILITY. An employee of the Corporation shall be eligible to become a Plan Participant provided that such Employee is a Participant in the 401(k) Plan (as defined by that Plan), and (i)(a) the Employee's elective deferral of Compensation to the 401(k) Plan equals or exceeds the maximum contribution permitted by Sections 402(g) or 401(a)(17) of the Code during the Plan Year, and (b) the Corporation selects such Employee to participate in the Plan; or (ii)(a) such Employee is a participant in an Incentive Plan, (b) such Employee receives an incentive award under an Incentive Plan and elects to defer receipt of all or a portion of the incentive award in accordance with the provisions of the Incentive Plan, and (c) the Corporation selects such Employee to participate in the Plan.

2.2 NOTIFICATION OF NEW PARTICIPANTS. The Corporation shall notify an Employee of his eligibility to participate in the Plan and shall automatically cause such Employee to become a Plan Participant, unless otherwise specifically directed by the Employee.

2.3 EFFECT AND DURATION. Upon becoming a Participant, an Employee shall be entitled to the benefits and shall be bound by all terms and conditions of the Plan. Each Employee who becomes a Participant shall remain a Participant until his or her Termination of Participation,





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as provided in Article IV hereof, provided such Employee continues to meet the eligibility requirements of Section 2.1 of the Plan, and the Corporation elects to continue the Employee's continued participation in the Plan.


                                  ARTICLE III

                            CORPORATE CONTRIBUTIONS

3.1 PLAN ACCOUNT. The Corporation shall establish a separate Plan Account for each Participant to reflect the balance of Corporate Contributions credited by the Corporation to each Participant. Such Plan Account shall also reflect the balance of dividends and other earnings, if any, that would be attributable to each Participant's balance of credited Corporate Contributions had such Corporate Contributions been invested in the 401(k) Plan's Corporation Stock Fund.

3.2 ALLOCATION OF MATCHING EMPLOYER CONTRIBUTIONS AND PROFIT SHARING CONTRIBUTIONS. Matching Employer Contributions shall be credited to a Participant's Plan Account as of the last day of each month immediately following the pay period in which the Participant's elective deferral of Compensation to the 401(k) Plan equals the maximum contribution amount permitted by Sections 402(g) or 401(a)(17) of the Code for Plan Year. Profit Sharing Contributions, if any, shall be allocated to Participants' Plan Accounts, prior to March 31, immediately following the applicable Plan Year.

3.3 ALLOCATION OF MATCHING INCENTIVE CONTRIBUTIONS AND INCENTIVE PROFIT SHARING CONTRIBUTIONS. Matching Incentive Contributions shall be credited to a Participant's Plan Account as of the last day of the month immediately following the date on which an award of incentive compensation is made to the Participant under an Incentive Plan, for which the Participant has elected in writing to defer all or a portion of such award in accordance with the provisions of the Incentive Plan. Incentive Profit Sharing Contributions, if any, shall be allocated to Participant's Plan Accounts, prior to March 31 immediately following the applicable Plan Year.

3.4 CORPORATE ASSETS. All Corporate Contributions, dividends, and any other earnings credited to a Participant's Plan Account remain the assets and property of the Corporation, subject to distribution and withdrawals by the Participant only in accordance with Article IV and Article V of the Plan. All payments hereunder shall be in the form of cash and shall be made from the general assets of the Corporation, and Participants and Beneficiaries shall have the status of general unsecured creditors of the Corporation. The obligations of the Corporation to make distribution in accordance with Article IV or Article V of the Plan constitute a mere promise to make payments in the future. Nothing contained in the Plan shall create, or be construed as creating a trust of any kind or any other fiduciary relationship between a Participant, the Corporation, or any other person. It is the intention of the





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Corporation and the Participant that the Plan be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

3.5 NO PRESENT INTEREST. Subject to any federal statue to the contrary, no right or benefit under the Plan and no right or interest in each Participant's Plan Account shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit under the Plan, or Participant's Plan Account shall be void. No right, interest, or benefit under the Plan or Participant's Plan Account shall be liable for or subject to the debts, contracts, liabilities, or torts of the Participant or Beneficiary. If the Participant or Beneficiary becomes bankrupt or attempts to alienate, sell, assign, pledge, encumber, or charge any right under the Plan or Participant's Plan Account, then such right or benefit under the Plan and Participant's Plan Account shall, in the discretion of the Corporation, cease and terminate.

3.6 DETERMINATION OF AMOUNT. The Corporation shall verify the amount of Corporate Contributions, dividends, and earnings, if any, to be credited to each Participant's Plan Account in accordance with the provision of the Plan. This determination shall be final and conclusive upon all Participants and Beneficiaries hereunder. As soon as reasonably practicable after the close of the Plan Year, the Corporation shall send to each Participant an itemized accounting statement which shall reflect the Participant's Plan Account balance.

3.7 EFFECT OF PLAN TERMINATION. Notwithstanding anything to the contrary contained in the Plan, the termination of the Plan or the termination of the 401(k) Plan shall terminate the liability of the Corporation to make further Corporate Contributions to the Plan.


                                   ARTICLE IV

                 TERMINATION OF PARTICIPATION AND DISTRIBUTION

4.1 TERMINATION OF PARTICIPATION. Each Participant shall cease to be a Participant hereunder and shall be entitled to distribution under the Plan, on the first to occur of the following dates:

         (a) On the date of such Participant's Retirement from the employ of his or her Employer;

         (b) On the date such Participant's employment with his or her Employer is terminated because of the death or permanent disability of such Participant;

         (c) On the date such Participant's employment with his or her Employer is terminated under any other circumstance;

provided, however, that if any such date shall be the last day of any calendar month, the Participant shall for all purposes hereof cease to be a Participant upon the next succeeding day.





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Written notice of a Participant's termination of participation shall be given promptly by the Participant or his Beneficiary to the Corporation.

4.2 DISTRIBUTION. As of a Participant's Termination of Participation, after notice has been provided to the Corporation, the funds attributable to the Participant's Plan Account, if vested, shall be distributed to him or to his Beneficiary in a lump sum payment. A Participant retiring from the employ of his or her Employer may request, subject to Corporation approval, that distribution be made in a series of quarterly installments over a fixed period of time, which shall not exceed ten years.

    Distribution under either method shall be made or commenced as soon as reasonably practicable, but in no event later than 60 days after the close of the Plan Year in which the Participant's termination of Participation has occurred.

    If a Participant or former Participant dies after the distribution of his or her interest under the Plan has commenced, the remaining portion of his or her entire interest under the Plan, if any, shall be distributed to the Participant's Beneficiary under the method of distribution being used as of the Participant's or former Participant's date of death. If a Participant or former Participant dies before the distribution of his or her entire interest has commenced, the Participant's or former Participant's entire interest under the Plan shall be distributed to his or her Beneficiary in a lump-sum payment.

4.3 FORM OF DISTRIBUTION. The distribution of a Participant's or former Participant's interest under the Plan shall be made in the form of cash.

4.4 FACILITY OF PAYMENT. If it is found that any individual to whom an amount is payable hereunder is incapable of attending to his or her financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Corporation, be paid to another person for the use or benefit of the individual found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. Any such payment shall be charged to the Participant's Plan Account from which any such payment would otherwise have been paid to the individual found incapable of attending to his financial affairs, and shall be a complete discharge of any liability therefor under the Plan.





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                                   ARTICLE V
                                   ---------

                                  WITHDRAWALS
                                  -----------

5.1 WITHDRAWAL OF CORPORATE CONTRIBUTIONS. Prior to a Participant's Termination of Participation, a Participant may not withdraw from the Plan any amounts attributable to Corporate Contributions credited to his or her Plan Account or any dividends or earnings, if any, attributable thereto, unless the Corporation, in its sole and absolute discretion, determines the existence of an Unforeseeable Emergency of the Participant. Notwithstanding the foregoing, no Participant may receive any such withdrawal at any time during which such Participant is an executive officer of the Corporation for purposes of Section 16(a) of the Securities Exchange Act of 1934.

    To request a withdrawal pursuant to this Section 5.1, hereof, the Participant must file written notice with the Corporation not less than 15 days prior to the last day of any calendar month on which the requested withdrawal is to be valued, and shall provide the Corporation with satisfactory evidence which substantiates the Participant's Unforeseeable Emergency. The amount of such withdrawal may not exceed the amount determined by the Corporation as necessary to meet the above-described Unforeseeable Emergency.


                                   ARTICLE VI
                                   ----------

                                 ADMINISTRATION
                                 --------------

                      ADMINISTRATION AND CLAIMS PROCEDURE
                      -----------------------------------

6.1 ADMINISTRATION. The Corporation, which shall be the "Administrator" of the Plan for purposes of ERISA and the "Plan Administrator" for purposes of the Code, shall be responsible for the general administration of the Plan, for carrying out the provisions hereof, and for making payments hereunder. The Corporation shall have the sole and absolute discretionary authority and power to carry out the provisions of the Plan, including, but not limited to, the authority and power (a) to determine all questions relating to the eligibility for and the amount of any benefit to be paid under the Plan, (b) to determine all questions pertaining to claims for benefits and procedures for claim review, (c) to resolve all other questions arising under the Plan, including any questions of construction and interpretation, and (d) to take such further action as the Corporation shall deem necessary or advisable in the administration of the Plan. All findings, decisions, and determinations of any kind made by the Plan Administrator shall not be disturbed unless the Plan Administrator has acted in an arbitrary and capricious manner.
         Subject to the requirements of law, the Plan Administrator shall be the sole judge of the standard of proof required in any claim for benefits and in any determination of eligibility for a benefit.
         All decisions of the Plan Administrator shall be final and binding on all parties. The Corporation may employ such attorneys, investment counsel, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The actions taken and the decisions made by the Corporation hereunder shall be final and binding upon all interested parties subject, however, to the provisions of Section 6.2. The
         Plan Year, for purposes of Plan administration, shall be the calendar year.

6.2 CLAIMS REVIEW PROCEDURE. Whenever the Plan Administrator decides for whatever reason to deny, whether in whole or in part, a claim for benefits under this Plan filed by any person (herein referred to as the "Claimant"), the Plan Administrator shall transmit a written notice of its decision to the Claimant, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of the specific reasons for the denial of the claim and a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of the decision of the Plan Administrator in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Plan Administrator a written request therefore, which request shall contain the following information:

         (i) the date on which the request was filed with the Plan Administrator; provided, however, that the date on which the request for review was in fact filed with the Plan Administrator shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph (i);

         (ii) the specific portions of the denial of his claim which the Claimant requests the Plan Administrator to review;

         (iii) a statement by the Claimant setting forth the basis upon which he believes the Plan Administrator should reverse its previous denial of his claim and accept his claim as made; and

         (iv) any written material which the Claimant desires the Plan Administrator to examine in its consideration of his position as stated pursuant to paragraph (ii) above.

        In accordance with this Section, if the claimant requests a review of the Plan Administrator's decision, such review shall be made by the Plan Administrator, who shall, within sixty (60) days after receipt of the request form, review and render a written decision on the claim containing the specific reasons for the decision including reference to Plan provisions upon which the decision is based. All findings, decisions, and determinations of any kind made by the Plan Administrator shall not be modified unless the Plan Administrator has acted in an arbitrary and capricious manner. Subject to the requirements of a law, the Plan Administrator shall be the sole judge of the standard of proof required in any claim for benefits, and any determination of eligibility for a benefit. All decisions of the Plan

Administrator shall be binding on the claimant and upon all other Persons. If the Participant, or Beneficiary shall not file written notice with the Plan Administrator at the times set forth above, such individual shall have waived all benefits under the Plan other than as already provided, if any, under the Plan.


                                  ARTICLE VII
                                  -----------

                           AMENDMENT AND TERMINATION
                           -------------------------

7.1 RESERVATION OF RIGHTS. The Corporation reserves the right to terminate the Plan at any time by action of the Board of Directors of the Corporation, or any duly authorized committee thereof, and to modify or amend the Plan, in whole or in part, at any time and for any reason including, but not limited to, changes in the Federal tax laws.

7.2 EFFECT OF PLAN TERMINATION. If the Corporation terminates the Plan, Participants shall receive distribution of their interests under the Plan as of the Plan's termination date, in a lump-sum payment. Distribution of the Participants' interest under the Plan shall be made as soon as reasonably practicable, but in no event later than sixty (60) days after the close of the Plan Year.

                                  ARTICLE VIII
                                  ------------

                                 BENEFICIARIES
                                 -------------

The Beneficiary designated under the 401(k) Plan shall receive distribution of the Participant's unpaid vested interest under the Plan upon the Participant's death.


                                   ARTICLE IX
                                   ----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

9.1 NO COMMITMENT AS TO EMPLOYMENT. Nothing herein contained shall be construed as a commitment or agreement upon the part of any Employee hereunder to continue his or her employment with an Employer, and nothing herein contained shall be construed as a commitment on the part of any Employer to continue the employment or rate of compensation of any Employee hereunder for any period. All Participants shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

9.2 BENEFITS. Nothing in the Plan shall be construed to confer any right or claim upon any person, firm, or corporation other than the Participants, former Participants, and Beneficiaries.

9.3 ABSENCE OF LIABILITY. No member of the Board of Directors of the Corporation or a subsidiary or committee authorized by the Board of Directors, or any officer of the

Corporation or a subsidiary or officer of a subsidiary shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or Employee, except in circumstances involving bad faith or willful misconduct, for anything done or omitted to be done.

9.4 EXPENSES. The expenses of administration of the Plan shall be paid by the Corporation.

9.5 PRECEDENT. Except as otherwise specifically provided, no action taken in accordance with the Plan by the Corporation shall be construed or relied upon as a precedent for similar action under similar circumstances.

9.6 WITHHOLDING. The Corporation shall withhold any tax which the Corporation in discretion deems necessary to be withheld from any payment to any Participant, former Participant, or Beneficiary hereunder, by reason of any present or future law.

9.7 VALIDITY OF PLAN. The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the provisions of the Act, the Code, and, to the extent applicable, the laws of the State of Ohio. The invalidity or illegality of any provision of the Plan shall not affect the validity or legality of any other part thereof.

9.8 PARTIES BOUND. The Plan shall be binding upon the Employers, Participants, former Participants, and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

9.9 HEADINGS. All headings used in the Plan are for convenience of reference only and are not part of the substance of the Plan.

9.10 RESTRICTIONS ON ALIENATION. Except to the extent permitted by law, no benefit under the Plan shall be subject to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process. No person shall have power in any manner to anticipate, transfer, assign, (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void. Notwithstanding the foregoing, the interest of any Participant, former Participant, or Beneficiary hereunder shall be subject to all the terms and conditions of a Qualified Domestic Relations Order as that term is defined under the Code.

9.11. DUTY TO FURNISH INFORMATION. The Corporation shall furnish to each Participant, former Participant, or Beneficiary any documents, reports, returns, statements, or other information that it reasonably deems necessary to perform its duties imposed hereunder or otherwise imposed by law.



    Executed at Cleveland, Ohio, to be effective as of the 1st day of January, 1995.



                                        KEYCORP


                                        By:
                                           -----------------------------------
                                           Michael L. Evans
                                           Senior Vice President
                                           Human Resources